Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‑3 of
Radiant Logistics, Inc. of our report dated September 13, 2018, relating to our audits of the consolidated financial statements of Radiant Logistics, Inc. and Subsidiaries appearing in the Annual Report on Form 10‑K of Radiant Logistics, Inc. for the year ended June 30, 2018.

We also consent to the reference to us under the heading "Experts" in this Registration Statement on
Form S‑3.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

December 14, 2018